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                                                                    EXHIBIT 23.4


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


          We hereby consent to the references to Netherland, Sewell & Associates, Inc. as experts in the field of petroleum engineering in the Registration Statement (Form S-3) and related prospectus of Barrett Resources Corporation dated April 30, 1998 and to all references to our Firm included in this Registration Statement.



                              NETHERLAND, SEWELL & ASSOCIATES, INC.



                              By:   /s/ Federic Sewell
                                  ---------------------------------


Dallas, Texas
April 30, 1998